Exhibit 99.1

News Release

For Immediate Release

September 6, 2017

Carlyle Prices Offering of $400 Million in Preferred Units

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) (“Carlyle”) today announced the pricing of a $400 million offering of 16,000,000 of its 5.875% Series A Preferred Units representing limited partner interests with a liquidation preference of $25.00 per unit. The offering is expected to close on September 13, 2017, subject to satisfaction of customary closing conditions.

Carlyle intends to use the net proceeds from the sale of the Series A Preferred Units for general corporate purposes.

Distributions on the Series A Preferred Units, when and if declared by the board of directors of Carlyle’s general partner, will be paid quarterly and are non-cumulative.

Carlyle intends to apply to list the Series A Preferred Units on the Nasdaq under the symbol “TCGP”.

Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering. Barclays Capital Inc. and Goldman Sachs & Co. LLC are acting as co-managers for the offering.

The offering of these securities is being made pursuant to an effective shelf registration statement. This offering will be made only by means of a prospectus. A copy of the prospectus, when available, may be obtained from (1) Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, by phone at (866) 718-1649, or e-mailing: prospectus@morganstanley.com, (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, by phone at 1-800-294-1322 or by emailing: dg.prospectus_requests@baml.com, (3) UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Prospectus Department, by phone at (888) 827-7275, (4) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000 Minneapolis, MN 55402, Attention: WFS Customer Service, by phone at 1-800-645-3751 or by emailing: wfscustomerservice@wellsfargo.com or (5) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, by phone at (212) 834-4533.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with nearly $170 billion of assets under management across 299 investment vehicles as of June 30, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment

Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to Carlyle’s expectations regarding the performance of its business, financial results, liquidity and capital resources, contingencies, distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in Carlyle’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the United States Securities and Exchange Commission (“SEC”) on February 16, 2017, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Carlyle’s other periodic filings with the SEC. Carlyle undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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Media Contact:

Liz Gill

+1- 202-729-5385

elizabeth.gill@carlyle.com

Investor Contact:

Daniel Harris

+1-212-813-4527

daniel.harris@carlyle.com